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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as amended by Post-Effective Amendment No. 1 to Form S-3, of our report dated February 23, 2017 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Plains All American Pipeline, L.P.'s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Houston, TX October 2, 2017

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM